UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729		33729
(Address of principal executive offices)		(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) HSN, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders on May 17, 2011.

(b) The matters on which the shareholders voted, in person or by proxy, were (i) to elect ten directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2011; (iii) to approve, on an advisory basis, the compensation paid to our named executive officers; and (iv) to approve, on an advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory R. Blatt	21,459,323	29,745,791	3,048,851
Patrick Bousquet-Chavanne	33,197,620	18,007,494	3,048,851
Michael C. Boyd	49,841,212	1,363,902	3,048,851
William Costello	49,506,730	1,698,384	3,048,851
James M. Follo	33,154,539	18,050,575	3,048,851
Mindy Grossman	32,905,676	18,299,438	3,048,851
Stephanie Kugelman	33,194,968	18,010,146	3,048,851
Arthur C. Martinez	29,624,466	21,580,648	3,048,851
Thomas J. McInerney	32,907,983	18,297,131	3,048,851
John B. (Jay) Morse, Jr.	33,194,425	18,010,689	3,048,851

As a result of these votes, each of the director nominees was elected to hold office for a one-year term ending on the next succeeding annual meeting of shareholders. In accordance with Company’s Corporate Governance Guidelines, since Gregory R. Blatt received more “withheld” votes than “for” votes, Mr. Blatt offered his resignation pending acceptance or rejection by the Board of Directors. Pursuant to the Corporate Governance Guidelines, the Governance and Nominating Committee considered the resignation offer and made a recommendation to the Board of Directors to not accept Mr. Blatt’s offer of resignation. In determining whether to accept Mr. Blatt’s resignation, the Board of Directors considered a number of factors relative to what was in the best interest of the Company and its shareholders. Among other things, the Board considered Mr. Blatt’s unique qualifications, his past and expected future contributions, his participation at Board meetings, his commitment to the success of the Company, the overall composition of the Board and the reasons why Mr. Blatt received more “withheld” votes than “for” votes. Ultimately, after consideration of all of these factors, the independent members of the Board of Directors determined unanimously that it would not be in the best interests of the Company and its shareholders to accept Mr. Blatt’s resignation. Since Mr. Blatt’s resignation offered in accordance with the Company’s Corporate Governance Guidelines was not accepted, Mr. Blatt will continue to serve on the Company’s Board of Directors.

Proposal 2 – Ratify the appointment of Ernst & Young LLP as independent registered certified public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,204,437	42,081	7,447	0

The shareholders approved Proposal 2.

Proposal 3 – Approve, on an advisory basis, the compensation paid to our named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
48,917,865	1,828,952	458,297	3,048,851

The shareholders approved, on an advisory basis, Proposal 3.

Proposal 4 – Approve, on an advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
18,524,487	1,184,355	31,495,662	610	3,048,851

The majority of shareholders approved, on an advisory basis, a vote every three years on executive compensation. Based on the results of this non-binding advisory vote, the Board of Directors of the Company has determined that the next advisory vote on the compensation of our named executive officers will be held in three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.
Dated: May 20, 2011
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Executive Vice President and Chief Financial Officer

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